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                                                                    EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT

Name                                              Jurisdiction of Incorporation
- ----                                              -----------------------------
POET Software GmbH                                              Germany
POET Software Corporation                                    Massachusetts